                                                                    EXHIBIT 11.1



                             J.D. EDWARDS & COMPANY


                    COMPUTATION OF EARNINGS PER COMMON SHARE


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                           NINE MONTHS ENDED
                                           YEAR ENDED OCTOBER 31,               JULY 31,
                                      --------------------------------    --------------------
                                        1994        1995        1996        1996        1997
                                      --------    --------    --------    --------    --------
PRIMARY EARNINGS PER SHARE
Net income..........................  $ 12,063    $ 18,209    $ 26,326    $  8,672    $ 14,398
                                      --------    --------    --------    --------    --------
Shares outstanding
Weighted average number of common
  shares outstanding................    80,872      79,139      79,044      79,046      79,120
Assuming exercise of stock
  options...........................    11,397      15,140      19,935      20,235      19,682
Assuming repurchase of treasury
  stock.............................   (11,324)    (13,083)    (12,620)    (13,133)     (5,691)
                                      --------    --------    --------    --------    --------
  Net incremental shares(1).........        73       2,057       7,315       7,102      13,991
Assuming exercise of stock options
  considered cheap stock............       810         810         810         810         810
                                      --------    --------    --------    --------    --------
Weighted average number of common
  shares outstanding as adjusted....    81,755      82,006      87,169      86,958      93,921
                                      ========    ========    ========    ========    ========
Primary earnings per common share...  $   0.15    $   0.22    $   0.30    $   0.10    $   0.15
                                      ========    ========    ========    ========    ========
FULLY DILUTED EARNINGS PER SHARE(2)
Net income..........................  $ 12,063    $ 18,209    $ 26,326    $  8,672    $ 14,398
                                      ========    ========    ========    ========    ========
Shares outstanding
Weighted average number of common
  shares outstanding................    80,872      79,139      79,044      79,046      79,120
Assuming exercise of stock
  options...........................    11,397      15,140      19,935      20,235      19,682
Assuming repurchase of treasury
  stock.............................   (11,310)    (12,727)    (11,873)    (12,136)     (5,266)
                                      --------    --------    --------    --------    --------
  Net incremental shares(1).........        87       2,414       8,062       8,099      14,416
Assuming exercise of stock options
  considered cheap stock............       810         810         810         810         810
                                      --------    --------    --------    --------    --------
Weighted average number of common
  shares outstanding as adjusted....    81,769      82,363      87,916      87,955      94,346
                                      ========    ========    ========    ========    ========
Fully diluted earnings per common
  share.............................  $   0.15    $   0.22    $   0.30    $   0.10    $   0.15
                                      ========    ========    ========    ========    ========


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(1) Application of the treasury stock method results in a repurchase of less than 20% of weighted average shares outstanding for all periods presented; therefore, no adjustments to net income or shares outstanding are required pursuant to the modified treasury stock method as prescribed by APB 15 paragraph 38 and footnote 13.



(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.